KNIGHT-RIDDER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION                                                                EXHIBIT 99
(Unaudited, in thousands of dollars)                                                        ==========

                                        Quarter  Ended            Two Quarters Ended        Four Quarters Ended
                                    -----------------------     ----------------------     ---------------------
                                     June 25      June 26        June 25      June 26       June 25      June 26
                                      1995          1994          1995         1994          1995         1994
                                    ---------     ---------     ---------    ---------     ---------    ---------

  OPERATING REVENUE
     Newspapers                      $565,726      $534,130    $1,102,859   $1,036,000    $2,201,781   $2,060,323
     Business Information Services    121,729       127,420       259,195      256,413       516,821      477,862
                                    ---------     ---------     ---------    ---------     ---------    ---------
                                     $687,455      $661,550    $1,362,054   $1,292,413    $2,718,602   $2,538,185
                                    =========     =========     =========    =========     =========    =========

  OPERATING INCOME
     Newspapers                       $94,736      $101,995      $172,465     $170,081      $353,240     $329,662
     Business Information Services      3,072         5,032         9,756       12,569        20,297       26,261
     Corporate                        (13,094)      (11,741)      (26,500)     (22,554)      (46,651)     (40,895)
                                    ---------     ---------     ---------    ---------     ---------    ---------
                                      $84,714       $95,286      $155,721     $160,096      $326,886     $315,028
                                    =========     =========     =========    =========     =========    =========

  DEPRECIATION AND AMORTIZATION
     Newspapers                       $23,809       $23,747       $47,474      $47,688       $94,713      $94,935
     Business Information Services     12,785        12,995        26,200       25,777        53,137       49,204
     Corporate                            554           473         1,086          896         1,876        1,732
                                    ---------     ---------     ---------    ---------     ---------    ---------
                                      $37,148       $37,215       $74,760      $74,361      $149,726     $145,871
                                    =========     =========     =========    =========     =========    =========


Knight-Ridder, Inc.
Second Quarter Graphs (Unaudited)
================================


SECOND QUARTER NET INCOME                             SECOND QUARTER EARNINGS PER SHARE
(From continuing operations, in $(000s)                (From continuing operations)

  Year              Amount                              Year              Amount
--------           -------                            --------           --------
  1995              46,356 *                            1995               $0.93 *
  1994              50,121                              1994               $0.92
  1993              42,497                              1993               $0.77
  1992              46,090                              1992               $0.84
  1991              41,573                              1991               $0.82
  1990              44,609                              1990               $0.88


*  Excludes $53.8 million, or $1.07 per share, after-tax gain on the sale of the Journal of Commerce, and a $6.0 million, or $0.12 per share after-tax adjustment of the carrying values of certain investments.


SECOND QUARTER TOTAL OPERATING REVENUE                SECOND QUARTER NEWSPAPER ADVERTISING REVENUE
(From continuing operations, in $000s)                (In $000s)

  Year             Amount                               Year             Amount
-------            -------                            -------           ---------
  1995             687,455                              1995             422,432
  1994             661,550                              1994             395,964
  1993             621,682                              1993             377,483
  1992             590,531                              1992             370,252
  1991             569,497                              1991             369,030
  1990             591,739                              1990             405,641


Average Circulation  -  Note A
(Unaudited, in  thousands  of  copies)
                                                   Quarter Ended                        Two Quarters Ended
                                           ------------------------------        -------------------------------
                                           June 25      June 26                  June 25      June 26
                                            1995         1994      Change         1995         1994       Change
                                           ------       ------     ------        ------       ------      ------
Morning  Circulation                        3,094        3,155        (61)        3,123        3,176         (53)
Evening  Circulation                          450          450                      447          450          (3)
                                           ------       ------     ------        ------       ------      ------
Daily  Circulation                          3,544        3,605        (61)        3,570        3,626         (56)
                                           ======       ======     ======        ======       ======      ======
Sunday  Circulation                         4,631        4,701        (70)        4,666        4,745         (79)
                                           ======       ======     ======        ======       ======      ======

Advertising  Statistics (Unaudited)  -  Notes  A  &  B

                                                  Quarter  Ended                       Two Quarters  Ended
                                          -------------------------------       --------------------------------

                                          June 25      June 26                  June 25      June 26
                                           1995         1994     % Change        1995         1994      % Change
                                          -------      -------    -------       -------      -------     -------
LINAGE (In thousands of
        six-column inches)
     Full-run  ROP
              Retail                        3,654        3,809       (4.1)        7,109        7,287        (2.4)
              General                         412          395        4.3           789          768         2.7
              Classified                    3,724        3,590        3.7         7,145        6,864         4.1
                                        ---------    ---------                ---------    ---------

                    Total                   7,790        7,794       (0.1)       15,043       14,919         0.8
                                        =========    =========                =========    =========
      Factored  Part-run  ROP                 553          447       23.7         1,018          848        20.0
                                        =========    =========                =========    =========
      Full-run  Preprint                    4,302        4,163        3.3         7,972        7,854         1.5
                                        =========    =========                =========    =========

      Part-run  Preprint                    4,913        4,328       13.5         8,630        7,682        12.3
                                        =========    =========                =========    =========
TOTAL  PREPRINTS  INSERTED  (000s)      1,206,750    1,143,167        5.6     2,289,744    2,232,567         2.6
                                        =========    =========                =========    =========



Note  A:   Where  necessary, certain previously reported statistics have been restated to be consistent with measurement guidelines  currently  in  use.

Note  B:   Factored part-run linage represents linage in zoned editions that is translated into full-run equivalent linage based on the ratio of the circulation in a particular zone to the total circulation of the newspaper.


Knight-Ridder  Share  Trading
(As quoted by Knight-Ridder Financial Services)
                                           1995 Second Quarter                        1994 Second Quarter
                                     ----------------------------------       ----------------------------------

                                      Volume      High    Low    Close         Volume      High    Low    Close
                                     ---------   ------  ------  ------       ---------   ------  ------  ------
                                     7,091,600   57 3/4  52 3/8  56 7/8       7,003,400   60 1/4    52     52

                                     -22-